THIRD AMENDMENT TO CREDIT AGREEMENT
AND NEW LENDER JOINDER AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT AND NEW LENDER JOINDER AGREEMENT (this “Agreement”) is entered into as of July 25, 2025, by and among FNLR OP LP, a Delaware limited partnership (the “Borrower”), FORTRESS NET LEASE REIT, a Maryland statutory trust (the “Parent”), certain subsidiaries of the Parent party hereto (collectively with the Parent, the “Guarantors” and each individually, a “Guarantor”), each Lender and L/C Issuer party hereto that immediately prior to the effectiveness of this Agreement is a Lender or L/C Issuer, as the case may be, under the Credit Agreement (defined below), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) under the Credit Agreement, each of the institutions listed under “New Revolving Credit Lenders” on Exhibit A hereto (the “New Revolving Credit Lenders”), each of the lenders listed under “New Term Lenders” on Exhibit A hereto (the “New Term Lenders”; the New Term Lenders and the New Revolving Credit Lenders, referred to herein collectively, the “New Lenders” and each individually, a “New Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WITNESSETH

WHEREAS, the Borrower, the Guarantors, the Lenders, the L/C Issuer and the Administrative Agent entered into a Credit Agreement, dated as of August 13, 2024 (as heretofore amended, supplemented or otherwise modified from time to time, the “Credit Agreement” and, as amended by this Agreement, the “Amended Credit Agreement”), providing to the Borrower a Revolving Credit Facility and Term Facility on the terms set forth therein;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement the Borrower has the right to request an increase in the aggregate principal amount of the Facilities to an amount not exceeding $1,500,000,000 through one or more increases in the existing Revolving Credit Facility and/or increases in the principal amount of the Term Facility and/or the addition of one or more new pari passu tranches of term loans;

WHEREAS, the Borrower has requested to increase the aggregate principal amount of the Facilities from $1,075,000,000 to $1,275,000,000 in the form of (i) an increase in the aggregate commitments to the Revolving Credit Facility from $892,500,000 to $1,047,500,000 (the “Incremental Revolving Increase”) and (ii) an increase in the aggregate outstanding principal amount of the Term Loan from $182,500,000 to $227,500,000 (the “Incremental Term Increase”; the Incremental Revolving Increase and the Incremental Term Increase referred to herein collectively as the “Incremental Facilities”); and

WHEREAS, subject to the terms and conditions set forth herein and in Section 2.15 of the Credit Agreement, (i) each New Revolving Credit Lender is willing to participate in the Incremental Revolving Increase in the amount set forth opposite such New Revolving Credit Lender’s name on Exhibit A hereto under the caption “Amount of Participation in Incremental Revolving Increase”, and (ii) each New Term Lender is willing to participate in the Incremental Term Increase in the amount set forth opposite such New Term Lender’s name on Exhibit A hereto under the caption “Amount of Participation in Incremental Term Increase”.

254305524

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Joinder of New Lenders.
(a)
Each New Revolving Credit Lender hereby agrees that from and after the Increase Effective Date (defined below), it shall have a Revolving Credit Commitment in the amount set forth opposite its name on Exhibit B hereto under the caption “Revolving Credit Commitment”. Each New Term Lender hereby agrees that from and after the Increase Effective Date, it shall have a Term Commitment in the amount set forth opposite its name on Exhibit B hereto under the caption “Term Commitment”. The Loan Parties and each New Lender hereby acknowledge, agree and confirm that each New Lender shall from and after the Increase Effective Date be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such New Lender had executed the Credit Agreement.
(b)
Each New Term Lender hereby agrees to make a Term Loan to the Borrower on the Increase Effective Date in an amount equal to the amount set forth opposite its name on Exhibit B hereto under the caption “Term Commitment” in accordance with the conditions and procedures set forth in Section 2.02 and 4.02 of the Credit Agreement.
(c)
Each New Lender (i) represents and warrants that it (x) meets the requirements to be an Eligible Assignee (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (y) has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) of the Credit Agreement, as applicable, and such documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, and (z) has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and (ii) agrees that it will (x) independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (y) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.
Commitments and Applicable Percentages; Reallocations and Settlements.
(a)
Commitments and Applicable Percentages. Each of the Administrative Agent, each Loan Party and each New Lender hereby acknowledges and agrees that the Commitments and Applicable Percentages with respect to each Lender as set forth on Exhibit B hereto will be the Commitments and Applicable Percentages of such Lender on the Increase Effective Date immediately after giving effect to this Agreement.

(b)
Reallocations of Revolving Credit Loans and Letters of Credit. If there are Revolving Credit Loans or Letters of Credit outstanding on the Increase Effective Date, the Administrative Agent shall take those steps which it deems necessary and appropriate (in its sole discretion) to result in each Revolving Credit Lender holding its Applicable Percentage (immediately after giving effect to this Agreement) of all outstanding Revolving Credit Loans and Letters of Credit, including effectuating the settlement contemplated by Section 2(c) of this Agreement.
(c)
Settlement Procedures. If on the Increase Effective Date immediately after giving effect to this Agreement there are any Revolving Credit Loans or Letters of Credit outstanding, then (i) the participation interests of the Revolving Credit Lenders in any outstanding Letters of Credit shall be automatically reallocated among the Revolving Credit Lenders in accordance with their respective Applicable Percentages immediately after giving effect to the Incremental Revolving Increase, (ii) each New Revolving Credit Lender, shall pay to the Administrative Agent such amounts as are necessary to fund its new Applicable Percentage of all existing Revolving Credit Loans, (iii) the Administrative Agent will use the proceeds thereof to pay to the existing Revolving Credit Lenders (whose Applicable Percentage is decreasing) such amounts as are necessary so that each Revolving Credit Lender’s participation in existing Revolving Credit Loans will be equal to its adjusted Applicable Percentage and (iv) if the Increase Effective Date occurs on a date other than the last day of an Interest Period applicable to any outstanding Revolving Credit Loan that is a Term SOFR Loan, then the Borrower shall pay any amounts required pursuant to Section 3.05 of the Credit Agreement on account of the payments made pursuant to clause (iii) of this clause (c).
3.
Amendments to Credit Agreement. It is agreed that effective as of the Increase Effective Date the Credit Agreement shall be amended:
(a)
to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth on the pages of the Credit Agreement attached as Exhibit D hereto;
(b)
by replacing Schedule 2.01A to the Credit Agreement with the Schedule 2.01A attached hereto as Exhibit B; and
(c)
by replacing Exhibit B to the Credit Agreement with the Exhibit B attached hereto as Exhibit C.
4.
Titles for New Lenders. On and after the Increase Effective Date, each of M&T Bank and JPMorgan Chase Bank, N.A. shall be a Joint Lead Arranger in respect of the Facilities.
5.
Conditions Precedent. This Agreement shall be deemed effective as of the first date (such date being referred to herein as the “Increase Effective Date”) on which all of the following conditions precedent have been satisfied or waived in writing:
(a)
The Administrative Agent shall have received, in each case, in form and substance reasonably satisfactory to the Administrative Agent:

i.
counterparts of this Agreement, duly executed by each of the Loan Parties, each New Lender, the L/C Issuer, the Administrative Agent and Lenders constituting Required Lenders;
ii.
if requested by a New Lender, executed copies of a Revolving Credit Note and/or a Term Note, as applicable, in favor of such New Lender (which, to the extent delivered via e-mail (in a .pdf format), shall be followed promptly by originals);
iii.
a certificate of the Borrower dated as of the Increase Effective Date signed by a Responsible Officer of the Borrower (x) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to the Incremental Facilities, and (y) certifying that, before and after giving pro forma effect to the Incremental Facilities (including, all Credit Extensions to occur on the Increase Effective Date and the use of proceeds thereof), (1) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, (A) with respect to representations and warranties set forth in Sections 5.15(b) and 5.19 of the Credit Agreement and (B) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes hereof, the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (2) no Default exists or would result therefrom and (3) Availability equals or exceeds zero ($0);
iv.
a Compliance Certificate dated as of the Increase Effective Date demonstrating compliance with the financial covenants set forth in Section 7.11 of the Credit Agreement, determined on a pro forma basis immediately after giving effect to closing of the Incremental Facilities and the Credit Extensions to be made on the Increase Effective Date; and
v.
a Borrowing Base Certificate dated as of the Increase Effective Date demonstrating that Availability equals or exceeds zero ($0), determined on a pro forma basis immediately after giving effect to closing of the Incremental Facilities and the Credit Extensions to be made on the Increase Effective Date, including reasonably detailed calculations of Availability, the Borrowing Base Value and the Borrowing Base Amount;
(b)
All fees required to be paid by the Borrower in order for this Agreement to become effective shall have been paid.
(c)
(i) Upon the reasonable request of any New Lender made at least ten (10) days prior to the Increase Effective Date, the Borrower shall have provided to such New Lender, and such New Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Increase Effective Date and (ii) at least ten (10) days prior to the Increase Effective

Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, shall have delivered, to each New Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(d)
The conditions to the making of a Credit Extension set forth in Section 4.02 of the Credit Agreement shall be satisfied or waived.
6.
Ratifications. The amendments to the Credit Agreement made pursuant to this Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or the Amended Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement or the Amended Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Amended Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
7.
Reaffirmation of Obligations. The Borrower and each of the other Loan Parties, acknowledges and consents to all of the terms and conditions of this Agreement and the transactions contemplated by this Agreement and agrees and affirms that all of its obligations under the Loan Documents, including in the case of each Guarantor, its guarantee of the Obligations, continues to be in full force and effect and is hereby ratified and confirmed in all respects and that such obligations shall continue to be in full force and effect and are hereby confirmed and ratified in all respects, in each case, as modified hereby.
8.
Loan Document. The parties hereto agree that this Agreement is a Loan Document. Without limiting the foregoing, the provisions of Sections 10.04, 10.14(b), 10.14(c), 10.14(d), 10.15 and10.17 of the Credit Agreement are hereby incorporated into this Agreement as if set forth herein in full.
9.
References. Each reference in the Amended Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Amended Credit Agreement as the Amended Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.
10.
Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature Pages Immediately Follow]

IN WITNESS WHEREOF, the Borrower, the Guarantors, each New Lender, each Lender party hereto, the Administrative Agent and the L/C Issuer have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.

FNLR OP LP, a Delaware limited partnership

By: FNLR GP LLC, its general partner

By: /s/ William Turner

Name: William Turner

Title: Authorized Signatory

FORTRESS NET LEASE REIT, a Maryland statutory trust

By: /s/ William Turner

Name: William Turner

Title: Authorized Signatory

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

FNLR HOLDINGS LLC

FNLR PFG HOLDINGS LLC

SP HERN AVE ST. LOUIS MO, LLC

FNLR COMPOUNDS MATTER LLC

FNLR UNDER PRESSURE LLC

FNLR NON-FRICTION LLC

FNLR CIBM LLC

FNLR CHIPS ON THE TABLE LLC

FNLR 1SEA LLC

FNLR IBKY LLC

FNLR 1BAL LLC

FNLR 1NWB LLC

FNLR FFSC LLC

FNLR FUJI LLC

FNLR GOOD VIBRATIONS LLC

FNLR REX BANNER LLC

FNLR STEEL ROLLING LLC

FNLR URSA MINOR LLC

FNLR MSCU LLC

FNLR DEBUGGED LLC

FNLR OFCU LLC

FNLR NEED FOR SEED LLC

FNLR INCU LLC

FNLR JLCU LLC

FNLR BGSB LLC

FNLR PIPE DREAM LLC

FNLR COMPOUNDS MATTER TOO LLC

FNLR HSCU LLC

FNLR BFNB LLC

FNLR API LLC

FNLR 1SUM LLC

FNLR NSBC LLC

FNLR MVBB LLC

FNLR PINAFORE LLC

FNLR GOOD CHEMISTRY LLC

FNLR SFCU LLC

FNLR STRAIGHT SIX LLC,

each a Delaware limited liability company

By: /s/ William Turner

Name: William Turner

Title: Authorized Signatory

of each of the 37 entities listed above

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

FNLR BOMO LLC

FNLR FSBB LLC

FNLR HERE IN MY CAR LLC

FNLR EVEN FLOW LLC

FNLR DIRIGIBLE LLC,

each a Delaware limited liability company

By: /s/ William Turner

Name: William Turner

Title: Authorized Signatory

of each of the 5 entities listed above

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Charles Troyanovski

Name: Charles Troyanovski

Title: Senior Vice President

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By: /s/ Charles Troyanovski

Name: Charles Troyanovski

Title: Senior Vice President

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jessica W. Phillips

Name: Jessica W. Phillips

Title: Authorized Signatory

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Tom Schmitt

Name: Tom Schmitt

Title: Senior Vice President

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jackson Helms

Name: Jackson Helms

Title: Vice President

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

TRUIST BANK, as a Lender

By: /s/ Richard de la Vega

Name: Richard de la Vega

Title: Director

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Joe White

Name: Joe White

Title: Senior Vice President

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Priyankush Goswami

Name: Priyankush Goswami

Title: Authorized Signatory

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

JPMORGAN CHASE BANK, N.A., as a New Lender

By: /s/ Leonard Ho

Name: Leonard Ho

Title: Vice President

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

M&T BANK, as a New Lender

By: /s/ Cameron Daboll

Name: Cameron Daboll

Title: SVP / Director

[FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement]

EXHIBIT D

TO THIRD AMENDMENT TO CREDIT AGREEMENT

AND NEW LENDER JOINDER AGREEMENT

MARKED PAGES OF THE CREDIT AGREEMENT

(See Attached)

Exhibit D to FNLR – Third Amendment to Credit Agreement and New Lender Joinder Agreement

EXECUTION COPY
CONFORMED THROUGH ~~SECOND~~THIRD AMENDMENT

Deal CUSIP Number: 30339DAA8

Term Facility CUSIP Number: 30339DAB6

Revolver Facility CUSIP Number: 30339DAC4

CREDIT AGREEMENT

Dated as of August 13, 2024

among

FNLR OP LP,
as the Borrower,

FORTRESS NET LEASE REIT
and
CERTAIN SUBSIDIARIES OF FORTRESS NET LEASE REIT
FROM TIME TO TIME PARTY HERETO,
as Guarantors

BANK OF AMERICA, N.A.,
as Administrative Agent
and
an L/C Issuer,

The Other L/C Issuers Party Hereto,

and

The Other Lenders Party Hereto

CAPITAL ONE, NATIONAL ASSOCIATION,
KEYBANK NATIONAL ASSOCIATION,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

BofA SECURITIES, INC.,
CAPITAL ONE, NATIONAL ASSOCIATION,
KEYBANC CAPITAL MARKETS, INC.,
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

252553357

TABLE OF CONTENTS

Section Page

Page

Article I. DEFINITIONS AND ACCOUNTING TERMS 1

1.01 Defined Terms 1

1.02 Other Interpretive Provisions ~~45~~46

1.03 Accounting Terms. ~~46~~47

1.04 Rounding ~~46~~48

1.05 Times of Day ~~46~~48

1.06 Letter of Credit Amounts ~~47~~48

1.07 Interest Rates ~~47~~48

Article II. the COMMITMENTS and Credit Extensions ~~47~~49

2.01 The Loans ~~47~~49

2.02 Borrowings, Conversions and Continuations of Loans. ~~48~~49

2.03 Letters of Credit. ~~49~~51

2.04 [Reserved]. ~~58~~60

2.05 Prepayments. ~~58~~60

2.06 Termination or Reduction of Commitments ~~59~~61

2.07 Repayment of Loans. ~~60~~62

2.08 Interest. ~~60~~62

2.09 Fees ~~61~~62

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. ~~61~~63

2.11 Evidence of Debt. ~~62~~63

2.12 Payments Generally; Administrative Agent’s Clawback. ~~62~~64

2.13 Sharing of Payments by Lenders ~~64~~66

2.14 Extension of Maturity Date. ~~65~~66

2.15 Increase in Facilities. ~~66~~68

2.16 Cash Collateral. ~~70~~71

2.17 Defaulting Lenders. ~~71~~72

2.18 Inclusions, Exclusions and Removals of Borrowing Base Properties and First Mortgage Investments; Releases of Collateral and Guarantors. ~~73~~74

2.19 Appraisals; Additional Appraisals; Reappraisal Rights. ~~76~~80

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY ~~77~~81

3.01 Taxes. ~~77~~81

3.02 Illegality ~~81~~84

3.03 Inability to Determine Rates. ~~81~~85

3.04 Increased Costs. ~~83~~87

3.05 Compensation for Losses ~~84~~88

3.06 Mitigation Obligations; Replacement of Lenders. ~~85~~88

3.07 Survival ~~85~~89

Article IV. CONDITIONS PRECEDENT TO Credit Extensions ~~85~~89

4.01 Conditions of Initial Credit Extension ~~85~~89

4.02 Conditions to all Credit Extensions ~~88~~92

i

Article V. REPRESENTATIONS AND WARRANTIES ~~89~~92

5.01 Existence, Qualification and Power ~~89~~93

5.02 Authorization; No Contravention ~~89~~93

5.03 Governmental Authorization; Other Consents ~~89~~93

5.04 Binding Effect ~~90~~93

5.05 Financial Statements; No Material Adverse Effect. ~~90~~93

5.06 Litigation ~~90~~94

5.07 No Default ~~90~~94

5.08 Ownership of Property; Liens ~~90~~94

5.09 Environmental Compliance ~~91~~94

5.10 Insurance ~~91~~94

5.11 Taxes ~~91~~94

5.12 ERISA Compliance. ~~91~~95

5.13 Subsidiaries; Equity Interests ~~92~~95

5.14 Margin Regulations; Investment Company Act. ~~92~~96

5.15 Disclosure. ~~92~~96

5.16 Compliance with Laws ~~93~~96

5.17 Taxpayer Identification Number ~~93~~96

5.18 Solvency ~~93~~96

5.19 OFAC ~~93~~97

5.20 Anti-Corruption Laws; Anti-Money Laundering Laws ~~93~~97

5.21 Affected Financial Institutions ~~93~~97

5.22 Covered Entities ~~93~~97

5.23 Collateral Documents ~~93~~97

5.24 Borrowing Base Properties; Subsidiary Guarantors ~~93~~97

5.25 REIT Status ~~94~~97

5.26 Representations as to Foreign Obligors ~~94~~97

Article VI. AFFIRMATIVE COVENANTS ~~94~~98

6.01 Financial Statements ~~95~~98

6.02 Certificates; Other Information ~~95~~99

6.03 Notices ~~97~~101

6.04 Payment of Obligations ~~98~~101

6.05 Preservation of Existence, Etc ~~98~~102

6.06 Maintenance of Properties ~~98~~102

6.07 Maintenance of Insurance ~~98~~102

6.08 Compliance with Laws ~~98~~102

6.09 Books and Records ~~99~~102

6.10 Inspection Rights ~~99~~102

6.11 Use of Proceeds ~~99~~103

6.12 Additional Guarantors ~~99~~103

6.13 Anti-Corruption Laws; Sanctions; Anti-Money Laundering Laws ~~100~~104

6.14 Compliance with Environmental Laws ~~100~~104

6.15 Approvals and Authorizations ~~100~~104

6.16 Information Regarding Collateral ~~100~~104

6.17 Further Assurances ~~101~~105

6.18 Minimum Aggregate Leasing Requirement; Minimum Borrowing Base Property Requirement ~~101~~105

Article VII. NEGATIVE COVENANTS ~~101~~105

7.01 Liens ~~101~~105

7.02 Investments ~~102~~105

7.03 Indebtedness ~~102~~106

7.04 Fundamental Changes ~~102~~106

7.05 Dispositions ~~103~~106

7.06 Restricted Payments ~~103~~107

7.07 Change in Nature of Business ~~104~~108

7.08 Transactions with Affiliates ~~104~~108

7.09 Burdensome Agreements ~~104~~108

7.10 Use of Proceeds ~~104~~108

7.11 Financial Covenants. ~~105~~108

7.12 Amendments of Organization Documents ~~105~~109

7.13 Accounting Changes; Fiscal Year ~~106~~109

7.14 Compliance with Environmental Laws ~~106~~110

7.15 Sanctions ~~106~~110

7.16 Anti-Corruption Laws; Anti-Money Laundering ~~106~~110

Article VIII. EVENTS OF DEFAULT AND REMEDIES ~~106~~110

8.01 Events of Default ~~106~~110

8.02 Remedies Upon Event of Default ~~108~~112

8.03 Application of Funds ~~109~~113

Article IX. ADMINISTRATIVE AGENT ~~110~~114

9.01 Appointment and Authority ~~110~~114

9.02 Rights as a Lender ~~110~~114

9.03 Exculpatory Provisions ~~111~~114

9.04 Reliance by Administrative Agent ~~112~~116

9.05 Delegation of Duties ~~112~~116

9.06 Resignation of Administrative Agent. ~~112~~116

9.07 Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders ~~114~~117

9.08 No Other Duties, Etc ~~114~~118

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding ~~114~~118

9.10 Collateral and Guaranty Matters ~~116~~119

9.11 Certain ERISA Matters. ~~116~~120

9.12 Recovery of Erroneous Payments ~~117~~121

9.13 Secured Hedge Agreements ~~117~~121

Article X. MISCELLANEOUS ~~118~~121

10.01 Amendments, Etc ~~118~~121

10.02 Notices; Effectiveness; Electronic Communication. ~~120~~124

10.03 No Waiver; Cumulative Remedies; Enforcement ~~122~~126

10.04 Expenses; Indemnity; Damage Waiver. ~~122~~126

10.05 Payments Set Aside ~~124~~128

10.06 Successors and Assigns. ~~125~~128

10.07 Treatment of Certain Information; Confidentiality ~~130~~134

10.08 Right of Setoff ~~131~~135

10.09 Interest Rate Limitation ~~132~~135

10.10 Integration; Effectiveness ~~132~~136

10.11 Survival of Representations and Warranties ~~132~~136

10.12 Severability ~~132~~136

10.13 Replacement of Lenders ~~132~~136

10.14 Governing Law; Jurisdiction; Etc. ~~133~~137

10.15 Waiver of Jury Trial ~~135~~138

10.16 No Advisory or Fiduciary Responsibility ~~135~~139

10.17 Electronic Execution; Electronic Records; Counterparts ~~135~~139

10.18 USA PATRIOT Act ~~136~~140

10.19 Authorized Persons and Authorized Signers ~~137~~140

10.20 ENTIRE AGREEMENT ~~137~~140

10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~137~~141

10.22 Acknowledgement Regarding Any Supported QFCs ~~137~~141

Article XI. CONTINUING GUARANTY ~~138~~142

11.01 Guaranty ~~138~~142

11.02 Rights of Lenders ~~139~~143

11.03 Certain Waivers ~~139~~143

11.04 Obligations Independent ~~140~~144

11.05 Subrogation ~~140~~144

11.06 Termination; Reinstatement ~~140~~144

11.07 Subordination ~~140~~144

11.08 Stay of Acceleration ~~141~~144

11.09 Condition of the Borrower ~~141~~144

11.10 Limitations on Enforcement ~~141~~145

11.11 Contribution ~~141~~145

11.12 Keepwell ~~142~~146

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the Commitments of all the Lenders.

“Aggregate Deficit Amount” has the meaning specified in Section 11.11.

“Aggregate Excess Amount” has the meaning specified in Section 11.11.

“Aggregate Facility Amount” means, at any time, the sum of (a) the Revolving Credit Facility then in effect plus (b) the Term Facility then in effect plus (c) with respect to any Incremental Term Facility then in effect, the aggregate amount of the loans of all Lenders participating in such Incremental Term Facility at such time. On the ~~First~~Third Amendment Effective Date, the Aggregate Facility Amount is $~~450,000,000~~1,275,000,000.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Fee Rate” means, with respect to any day, the per annum fee rate set forth opposite the Revolver Usage for such day in the following pricing grid:

Revolver Usage	Applicable Fee Rate
< 50%	0.25%
≥ 50%	0.15%

For purposes hereof, “Revolver Usage” means, with respect to any day, the ratio (expressed as a percentage) of (a) the sum of (i) the Outstanding Amount of Revolving Loans on such day and (ii) the Outstanding Amount of L/C Obligations on such day to (b) the Aggregate Revolving Commitments in effect on such day.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Term Commitment at such time, subject to adjustment as provided in Section 2.17, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such

2

Documents for the then most recently ended period of four full fiscal quarters, being not less than 1.50 to 1.00, assuming that all such Indebtedness accrues interest at an interest rate equal to the interest rate (including, for the avoidance of doubt, the relevant Applicable Margin) applicable to Daily SOFR Loans on such date.

“Borrowing Base Cash Flow” means, as of any date of determination, for (subject to the proviso below) the then most recently ended period of four full fiscal quarters, with respect to all First Mortgage Investments properly included in the calculation of Borrowing Base Amount for such period, the aggregate amount of interest payable by the borrowers of, and actually received by the Consolidated Group with respect to, all such First Mortgage Investments; provided, that, the Borrowing Base Cash Flow attributable to a First Mortgage Investment that as of the last day of the relevant period has been a Loan Asset (a) for less than one full fiscal quarter, shall be the Borrowing Base Cash Flow attributable to such First Mortgage Investment for such fiscal quarter determined on a pro forma basis (based on the number of days during such fiscal quarter that such First Mortgage Investment has been a Loan Asset) multiplied by 4, (b) for at least one full fiscal quarter but less than two full fiscal quarters, shall be the Borrowing Base Cash Flow attributable to such First Mortgage Investment for the most recently ended full fiscal quarter multiplied by 4, (c) for at least two full fiscal quarters but less than three full fiscal quarters, shall be the Borrowing Base Cash Flow attributable to such First Mortgage Investment for the most recently ended two full fiscal quarters multiplied by 2, and (d) for at least three full fiscal quarters but less than four full fiscal quarters, shall be the Borrowing Base Cash Flow attributable to such First Mortgage Investment for most recently ended three full fiscal quarters multiplied by 4/3.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B.

“Borrowing Base NOI” means, as of any date of determination, the sum of (i) the Borrowing Base Cash Flow for all First Mortgage Investments as of such date and (ii) the aggregate Net Operating Income for all Borrowing Base Properties for the then most recently ended period of four full fiscal quarters; provided that, for purposes of determining Borrowing Base NOI for any such period of four full fiscal quarters:

(a) if as of the last day of the relevant period any Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for less than one full fiscal quarter, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for such fiscal quarter determined on a pro forma basis (based on the number of days during such fiscal quarter that such Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease) multiplied by 4;

(b) if as of the last day of the relevant period such Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for at least one full fiscal quarter but less than two full fiscal quarters, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for the most recently ended full fiscal quarter multiplied by 4;

(c) if as of the last day of the relevant period such Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for at least two full fiscal quarters but less than three full fiscal quarters, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for the most recently ended two full fiscal quarters multiplied by 2; and

(d) if as of the last day of the relevant period such Borrowing Base Property has been an Owned Property or a Property that is the subject of an Eligible Ground Lease for at least three full fiscal quarters but less than four full fiscal quarters, the portion of Borrowing Base NOI attributable to such Borrowing Base Property shall be the Net Operating Income of such Borrowing Base Property for the most recently ended three full fiscal quarters multiplied by 4/3;

provided that, with respect to Properties that are owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing shall be included in the calculation of Borrowing Base NOI.

“Borrowing Base Properties” means, as of any date, all Eligible Properties properly included in the calculation of the Borrowing Base Amount on such date.

“Borrowing Base Value” means, as of any date of determination, an amount equal to the sum (without duplication) of the following:

(a) with respect to any Borrowing Base Property that on such date of determination is a Newly Acquired Property, an amount equal to the acquisition price for such Borrowing Base Property paid by a Consolidated Group Member to a Person that is not a Consolidated Group Member or an affiliate thereof;

(b) with respect to any Property (other than a Newly Acquired Property or an Other Asset) that was not a Borrowing Base Property on the day prior to such date of determination and is a Borrowing Base Property as of such date, an amount equal to the Appraised Value of such Borrowing Base Property as reflected in a Current Appraisal;

(c) with respect to any Property (other than a Newly Acquired Property or an Other Asset) that was a Borrowing Base Property on the day prior to such date of determination and remains a Borrowing Base Property as of such date, an amount equal to the Appraised Value of such Borrowing Base Property as reflected in a Current Appraisal or Current Valuation; ~~and~~

(d) on and after the Collateral Release Date, with respect to any Eligible Other Asset that on such date of determination is a Borrowing Base Property, an amount equal to the aggregate undepreciated book value of such Borrowing Base Property, as adjusted in accordance with GAAP to reflect impairment charges, write-downs and losses; and

(e) with respect to any First Mortgage Investment, an amount equal to one hundred percent (100%) of the then current book value thereof, as adjusted in accordance with GAAP to reflect impairment charges, write-downs and losses.

provided that, with respect to Properties that are owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing shall be included in the calculation of Borrowing Base Value;

provided further that, notwithstanding anything to the contrary contained herein,

(i) on and after the Collateral Release Date, not more than fifteen percent (15%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties that are Eligible Other Assets, with any excess over such limit being excluded from calculations of Borrowing Base Value;

(ii) not more than thirty five percent (35%) of Borrowing Base Value at any time may be in respect of any single Borrowing Base Property, with any excess over such limit being excluded from calculations of Borrowing Base Value;

(iii) not more than twenty percent (20%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties that are Eligible Ground Leased Properties, with any excess over such limit being excluded from calculations of Borrowing Base Value;

(iv) (x) prior to the first anniversary of the Closing Date, not more than forty five percent (45%) of Borrowing Base Value and (y) on and after the first anniversary of the Closing Date, not more than thirty five (35%) of Borrowing Base Value, at any time may be attributable to Borrowing Base Properties that have related Commercial Net Leases with one or more tenants that are members of the same consolidated group for purposes of financial reporting, with any excess over such limit being excluded from calculations of Borrowing Base Value;

(v) not more than ten percent (10%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties and First Mortgage Investments that are located in a Specified Jurisdiction, with any excess over such limit being excluded from calculations of Borrowing Base Value;

(vi) not more than ten percent (10%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties the Direct Owners of which are Controlled Joint Ventures or Controlled Joint Venture Subsidiaries, with any excess over such limit being excluded from calculations of Borrowing Base Value;

(vii) not more than fifteen percent (15%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties that have Commercial Net Leases with tenants that are retail branches of banks, credit unions or other financial institutions where financial products and services are offered to the public, with any excess over such limit being excluded from calculations of Borrowing Base Value; ~~and~~

(viii) not more than the amount equal to the lesser of (A) ten percent (10%) of the Borrowing Base Value and (B) $200,000,000 may at any time be in respect of First Mortgage Investments, with any excess over such limit being excluded from calculations of Borrowing Base Value; and

(ix) ~~(viii)~~ on and after the Collateral Release Date, not more than forty five percent (45%) of Borrowing Base Value at any time may be in respect of Borrowing Base Properties and First Mortgage Investments, as applicable, of the types set forth in clauses (i), (iii), (v), (vi) ~~and~~, (vii) and (viii) above.

For the avoidance of doubt, the Borrowing Base Value of any Borrowing Base Property that is not, or at any time ceases to be, an Eligible Property, is zero ($0), and the Borrowing Base Value of any First Mortgage Investment that does not, or at any time ceases to, satisfy all of the criteria set forth in the definition of First Mortgage Investment is zero ($0).

“BTS Property” means an Owned Property (other than a Development Property) (a) that is being “built-to-suit” pursuant to specifications of a particular tenant (the “BTS Tenant”) that has agreed to lease such Property from a Consolidated Group Member upon completion pursuant to a Commercial Net Lease, policies of the Parent, or control over the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing more than 50% of the combined voting power of such securities; or

(d) (i) the Parent or a Wholly Owned Subsidiary of the Parent shall cease to (x) be the sole general partner of the Borrower, (y) directly or indirectly, have the power to exercise management and control of the Borrower, or (z) own, directly or indirectly, (1) 100% of the general partnership interests of the Borrower and (2) Equity Interests of the Borrower representing at least 50.1% of the total economic interests of the Equity Interests of the Borrower, in each case free and clear of all Liens (other than Permitted Equity Encumbrances) or (ii) any holder of a limited partnership interest in the Borrower is provided with or obtains voting rights with respect to such limited partnership interest that are more expansive in any respect than the voting rights afforded to limited partners of the Borrower under the Organization Documents of the Borrower in effect on the Closing Date.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term Commitment.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Account” has the meaning specified in Section 2.03(o).

“Collateral Documents” means, collectively, the Pledge Agreement, pledge agreement supplements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or perfects or purports to create or perfect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Release Date” means ~~the first Business Day, if any, on which each of the following conditions have been satisfied:~~April 11, 2025.

~~(a) on or prior to such date the Administrative Agent shall have received consolidated financial statements of the Parent in accordance with Section 6.01(a) or (b), as applicable, for the period of four fiscal quarters ended on such date (if such date is the last day of a fiscal quarter) or for the then most recently ended period of four full fiscal quarters (if such date is not the last day of a fiscal quarter), which financial statements demonstrate that the Total Asset Value as of the date of such financial statements was equal to or greater than $1,000,000,000;~~

~~(b) the Administrative shall have received a written notice certifying that the Collateral Release Date has occurred;~~

~~(c) no Default has occurred and is continuing on such date.~~

“Commercial Net Lease” means a lease of a Property (or a portion thereof) that is an Eligible Owned Property or Eligible Ground Leased Property that contains market terms and conditions under which the lessor is the Borrower or another Consolidated Group Member and the tenant is not a Consolidated Group Member or affiliate thereof (provided that if an affiliate of the Borrower that is not a Consolidated Group Member is an investor in any such tenant, such affiliate of the Borrower will not, as a result of such investment, be deemed to be an affiliate of such tenant), which lease is either (i) a “triple net” lease, such that the lessee is responsible for development costs, substantially all capital expenditures and property operating expenses, including maintenance, real estate taxes and insurance, containing contractual base rent increases (either at a specified percentage or CPI-based, or both) or (ii) a “double net” lease, such that the lessee is responsible for development costs, substantially all capital expenditures and property operating expenses, excluding maintenance, real estate taxes and insurance, containing contractual base rent increases (either at a specified percentage or CPI-based, or both).

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Competitor” shall mean (i) any Person engaged primarily in the business of net leasing owned or leased commercial real properties to third parties or (ii) any affiliate of the foregoing which is reasonably identifiable as an affiliate solely based upon the name of such affiliate; provided, that neither the Administrative Agent nor any Lender shall have any liability hereunder or otherwise in the event of an assignment pursuant to clause (ii) above to any Person not then actually known by the Administrative Agent or such Lender to be a “Competitor”.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Daily Simple SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Development Property” means ~~a~~an Owned Property (other than a BTS Property) (a) the primary purpose of which is to be leased in the ordinary course of business pursuant to a Commercial Net Lease or to be sold upon completion, (b) as to which the construction, redevelopment or material rehabilitation of material improvements has commenced and is continuing to be performed and (c) that is classified as “development in progress” (or similar reference) on the Parent’s consolidated balance sheet or as a redevelopment project (or similar reference) in any publicly filed financial and operating reporting supplement of the Parent, with any such Property remaining as a Development Property until the earlier of (i) the date on which the related Commercial Net Lease(s) with respect to 80% or more of the Property (based on net leasable area) become(s) effective and (ii) the first anniversary of the substantial completion of construction of such Property and material improvements as evidenced by a temporary or permanent certificate of occupancy; for the avoidance of doubt, on the date of the earlier of the occurrence of clause (i) or clause (ii) such Property will cease to be a Development Property.

“Diligence Package” has the meaning specified in Section 2.18.

“Direct Owner” means, (a) as to any Property, any Person that owns a fee simple interest in such Property, owns all of the condominium interest comprising such Property, or is the lessee of such Property pursuant to a ground lease and (b) as to any Loan Asset, any Person that directly owns or holds an interest in such Loan Asset.

“Disqualified Institution” means, on any date, (a) any Person that is specifically identified by name on a written list that has been delivered to the Administrative Agent on or before the Closing Date and (b) any other Person that is a Competitor of the Borrower or any of its Subsidiaries. “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time. The list of Disqualified Institutions may be posted on the Platform and shall be made available to a Lender upon reasonable request to the Administrative Agent in connection with a proposed assignment under Section 10.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any state of the United States or the District of Columbia, other than a CFC. Unless otherwise specified, all references herein to a “Domestic Subsidiary” or to “Domestic Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“DQ List” has the meaning specified in Section 10.06(g)(iv).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 10.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). For the avoidance of doubt, any Disqualified Institution or Competitor is subject to Section 10.06(g).

“Eligible Ground Lease” means a ground lease with respect to a Property that at all times satisfies each of the following criteria: (i) the Property that is the subject of such ground lease is located in a state within the United States or the District of Columbia; (ii) each Direct Owner of such ground lease, and each Indirect Owner of each such Direct Owner, is a Wholly Owned Subsidiary that is a Domestic Subsidiary, a Controlled Joint Venture or a Controlled Joint Venture Subsidiary; (iii) no default has occurred and is continuing and no terminating event has occurred under such ground lease by the Borrower or any Guarantor thereunder, no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under such ground lease and to the knowledge of the Consolidated Group Members, there is no default or terminating event under such ground lease by the lessor thereunder, in each case, which event, default or terminating event has caused or otherwise resulted in or could reasonably be expected to cause or otherwise result in any material interference with the applicable Person’s occupancy under such ground lease; (~~iii~~iv) such ground lease contains terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including, without limitation, the following: (A) a remaining term (including any unexercised extension options exercisable at the ground lessee’s sole election with no veto or approval rights by ground lessor or any lender to such ground lessor other than customary requirements regarding no event of default) of twenty five (25) years or more from the date the Property that is the subject of such ground lease is first included as a Borrowing Base Property (or less if the lessee has the unilateral option to purchase the fee interest (or relevant condominium interest) at the end of the lease term for a de minimis purchase price); (B) the right of the lessee to mortgage and encumber its interest in the ground leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor, or if the consent of lessor is required, such consent cannot be unreasonably withheld, conditioned or delayed, whether by contract or applicable law, or is subject to satisfaction of objective criteria not constituting a discretionary approval; (C) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (D) acceptable transferability of the lessee’s interest under such ground lease, including ability to sublease; (E) acceptable limitations on the use of the ground leased property; (F) such ground lease is not subject to any subordination by contract or otherwise; and (G) clearly determinable rental payment terms which in no event contain profit participation rights; and (~~iv~~v) such ground lease is otherwise acceptable to the Administrative Agent in its reasonable discretion.

“Eligible Ground Leased Property” means a Property that is the subject of an Eligible Ground Lease that (i) has not been excluded or removed as a Borrowing Base Property pursuant to Section 2.18 and (ii) all times satisfies each of the following criteria: (a) each ~~Direct Owner of such Eligible Ground Lease, and each Indirect Owner of each such Direct Owner, is a Wholly Owned Subsidiary that is a Domestic Subsidiary, a Controlled Joint Venture or a Controlled Joint Venture Subsidiary; (b) each~~ Subsidiary that is a Direct Owner of such Eligible Ground Lease, or an Indirect Owner of such Direct Owner, is a Guarantor; (~~c~~b) at all times prior to the Collateral Release Date, all of the Equity Interests (and the right to any income therefrom or proceeds thereof) of each Subsidiary that is a Direct Owner of such Eligible Ground Lease, or an Indirect Owner of such Direct Owner, shall be pledged in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents; (~~d~~c) such Property is occupied by tenants that are not Consolidated Group Members or affiliates thereof (provided that if an affiliate of the Borrower that is not a Consolidated Group Member is an investor in any such tenant, such affiliate of the Borrower will not, as a result of such investment, be deemed to be an affiliate of such tenant) and are tenants under Commercial Net Leases that generate income to the Direct Owner of such Eligible Ground Lease; (~~e~~d) such Property (and the right to any income therefrom or proceeds thereof) shall not be subject to any lien or negative pledge or any other encumbrance or restriction on the ability of the Direct Owner thereof or any Indirect Owner of such Direct Owner to transfer, finance or encumber such Property or income therefrom or proceeds thereof (in each case, other than Permitted Property Encumbrances); provided that any option to purchase, including any rights of first offer or rights of first refusal, granted to any tenant under a related Commercial Net Lease on customary terms consistent with past practice of the Borrower and its Subsidiaries shall not be deemed such an impermissible encumbrance or restriction under this clause (~~e~~d) so long as the Property can be transferred subject to the rights of such tenant; (~~f~~e) the related Commercial Net Lease(s) (and the right to any income therefrom or proceeds thereof) is(are) not subject to (x) any lien or negative pledge or any other encumbrance and does not contain any restriction on the ability of the Direct Owner thereof or any Indirect Owner of such Direct Owner to transfer, finance or encumber such ground lease or income therefrom or proceeds thereof or (y) any subordination by contract or otherwise (in each case, other than Permitted Property Encumbrances); (~~g~~f) the Borrower directly, or indirectly through a Wholly Owned Subsidiary, Controlled Joint Venture or Controlled Joint Venture Subsidiary, has the right to sell, transfer or otherwise dispose of the related Commercial Net Lease(s); (~~h~~g) none of the Equity Interests (or the right to any income therefrom or proceeds thereof) of the Direct Owner of such Eligible Ground Lease, or of any Indirect Owner of such Direct Owner (including, for the avoidance of doubt, all Equity Interests of any Controlled Joint Venture that is a Direct Owner or Indirect Owner thereof), are subject to any lien or negative pledge or any restriction on the ability to transfer or encumber such Equity Interests or any income therefrom or proceeds thereof (in each case, other than Permitted Equity Encumbrances); (~~i~~h) neither the Direct Owner of such Eligible Ground Lease nor any Indirect Owner of such Direct Owner is a borrower or guarantor of, or otherwise obligated in respect of, any Indebtedness other than (x) Indebtedness under the Facilities, and (y) in the case of an Indirect Owner, unsecured guarantees of Non-Recourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Carveouts; (~~j~~i) the Property that is the subject of such Eligible Ground Lease does not have any title, survey, environmental, structural, or other defects that would materially impair the profitable operation thereof and is not subject to any material condemnation or similar proceeding; (~~k~~j) no Material Event shall be continuing with respect to such Eligible Ground Leased Property; and (~~l~~k) neither the Direct Owner of such Eligible Ground Lease nor any Indirect Owner of such Direct Owner is a debtor in a proceeding under any Debtor Relief Law.

“Eligible Other Asset” means a Development Property or a BTS Property that (i) has not been excluded or removed as a Borrowing Base Property pursuant to the Section 2.18 and (ii) all times satisfies each of the following criteria: (a) each ~~Direct Owner of such Other Asset, and each Indirect Owner of each such Direct Owner, is a Wholly Owned Subsidiary that is a Domestic Subsidiary, a Controlled Joint Venture or a Controlled Joint Venture Subsidiary; (b) each~~ Subsidiary that is a Direct Owner of such Property, or an Indirect Owner of such Direct Owner, is a Guarantor; (~~c~~b) at all times prior to the Collateral Release

Date, all of the Equity Interests (and the right to any income therefrom or proceeds thereof) of each Subsidiary (other than an Excluded Foreign Subsidiary) that is a Direct Owner of such Property, or an Indirect Owner of such Direct Owner, shall be pledged in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents; (~~d~~c) in the case of a BTS Property, (i) the Direct Owner of such Other Asset has signed a Commercial Net Lease with a tenant that is not a Consolidated Group Member or an affiliate thereof (provided that if an affiliate of the Borrower that is not a Consolidated Group Member is an investor in any such tenant, such affiliate of the Borrower will not, as a result of such investment, be deemed to be an affiliate of such tenant) that has a term longer than ten (10) years, (ii) such Commercial Net Lease (and the right to any income therefrom or proceeds thereof) is not subject to (x) any lien or negative pledge or any other encumbrance and does not contain any restriction on the ability of the Direct Owner thereof or any Indirect Owner of such Direct Owner to transfer, finance or encumber such ground lease or income therefrom or proceeds thereof or (y) any subordination by contract or otherwise (in each case, other than Permitted Property Encumbrances), and (iii) the Borrower directly, or indirectly through a Wholly Owned Subsidiary, a Controlled Joint Venture or Controlled Joint Venture Subsidiary, has the right to sell, transfer or otherwise dispose of such Commercial Net Lease; (~~e~~d) such Property (and the right to any income therefrom or proceeds thereof) shall not be subject to any lien or negative pledge or any other encumbrance or restriction on the ability of the Direct Owner thereof or any Indirect Owner of such Direct Owner to transfer, finance or encumber such Property or income therefrom or proceeds thereof (in each case, other than Permitted Property Encumbrances); provided that any option to purchase, including any rights of first offer or rights of first refusal, granted to any tenant under a related Commercial Net Lease on customary terms consistent with past practice of the Borrower and its Subsidiaries shall not be deemed such an impermissible encumbrance or restriction under this clause (~~e~~d) so long as the Property can be transferred subject to the rights of such tenant; (~~f~~e) none of the Equity Interests (or the right to any income therefrom or proceeds thereof) of the Direct Owner of such Property, or of any Indirect Owner of such Direct Owner (including, for the avoidance of doubt, all Equity Interests of any Controlled Joint Venture that is a Direct Owner or Indirect Owner thereof), are subject to any lien or negative pledge or any restriction on the ability to transfer or encumber such Equity Interests or any income therefrom or proceeds thereof (in each case, other than Permitted Equity Encumbrances); (~~g~~f) neither the Direct Owner of such Property nor any Indirect Owner of such Direct Owner is a borrower or guarantor of, or otherwise obligated in respect of, any Indebtedness other than (x) Indebtedness under the Facilities, and (y) in the case of an Indirect Owner, unsecured guarantees of Non-Recourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Carveouts; (~~h~~g) such Property does not have any title, survey, environmental, structural, or other defects that would materially impair the profitable operation thereof and is not subject to any material condemnation or similar proceeding; (~~i~~h) no Material Event shall be continuing with respect to such Other Asset; (~~j~~i) neither the Direct Owner of such Property nor any Indirect Owner of such Direct Owner is a debtor in a proceeding under any Debtor Relief Law; and (~~k~~j) such Property is being developed for use as an industrial, retail or distribution center or as may be approved by the Administrative Agent.

“Eligible Owned Property” means an Owned Property that (i) has not been excluded or removed as a Borrowing Base Property pursuant to Section 2.18 and (ii) all times satisfies each of the following criteria: (a) each ~~Direct Owner of such Owned Property, and each Indirect Owner of each such Direct Owner, is a Wholly Owned Subsidiary (that is a Domestic Subsidiary in the case where the Property is located in a state of the United States or the District of Columbia), a Controlled Joint Venture or a Controlled Joint Venture Subsidiary; (b) each~~ Subsidiary (other than an Excluded Foreign Subsidiary) that is a Direct Owner of such Property, or an Indirect Owner of such Direct Owner, is a Guarantor; (~~c~~b) at all times prior to the Collateral Release Date, all of the Equity Interests (and the right to any income therefrom or proceeds thereof) of each Subsidiary (other than an Excluded Foreign Subsidiary) that is a Direct Owner of such Owned Property, or an Indirect Owner of such Direct Owner, shall be pledged in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents; (~~d~~c) such Owned Property is occupied by tenants that are not Consolidated Group Members or affiliates thereof (provided that if an affiliate of the Borrower that is not a Consolidated Group Member is an investor in any such tenant, such affiliate of the Borrower will not, as a result of such investment, be deemed to be an affiliate of such tenant) and are tenants under Commercial Net Leases that generate income to the Direct Owner of such Owned Property; (~~e~~d) such Owned Property (and the right to any income therefrom or proceeds thereof) shall not be subject to any lien or negative pledge or any other encumbrance or restriction on the ability of the Direct Owner thereof or any Indirect Owner of such Direct Owner to transfer, finance or encumber such Owned Property or income therefrom or proceeds thereof (in each case, other than Permitted Property Encumbrances); provided that any option to purchase, including any rights of first offer or rights of first refusal, granted to any tenant under a related Commercial Net Lease on customary terms consistent with past practice of the Borrower and its Subsidiaries shall not be deemed such an impermissible encumbrance or restriction under this clause (~~e~~d) so long as the Owned Property can be transferred subject to the rights of such tenant; (~~f~~e) the related Commercial Net Lease(s) (and the right to any income therefrom or proceeds thereof) is(are) not subject to (x) any lien or negative pledge or any other encumbrance and does not contain any restriction on the ability of the Direct Owner thereof or any Indirect Owner of such Direct Owner to transfer, finance or encumber such ground lease or income therefrom or proceeds thereof or (y) any subordination by contract or otherwise (in each case, other than Permitted Property Encumbrances); (~~g~~f) the Borrower directly, or indirectly through a Wholly Owned Subsidiary, a Controlled Joint Venture or Controlled Joint Venture Subsidiary, has the right to sell, transfer or otherwise dispose of the related Commercial Net Lease(s); (~~h~~g) none of the Equity Interests (or the right to any income therefrom or proceeds thereof) of the Direct Owner of such Owned Property, or of any Indirect Owner of such Direct Owner (including, for the avoidance of doubt, all Equity Interests of any Controlled Joint Venture that is a Direct Owner or Indirect Owner thereof), are subject to any lien or negative pledge or any restriction on the ability to transfer or encumber such Equity Interests or any income therefrom or proceeds thereof (in each case, other than Permitted Equity Encumbrances); (~~i~~h) neither the Direct Owner of such Owned Property nor any Indirect Owner of such Direct Owner is a borrower or guarantor of, or otherwise obligated in respect of, any Indebtedness other than (x) Indebtedness under the Facilities, and (y) in the case of an Indirect Owner, unsecured guarantees of Non-Recourse Indebtedness of a Subsidiary thereof for which recourse to such Indirect Owner is contractually limited to liability for Customary Recourse Carveouts; (~~j~~i) such Owned Property does not have any title, survey, environmental, structural, or other defects that would materially impair the profitable operation thereof and is not subject to any material condemnation or similar proceeding; (~~k~~j) no Material Event shall be continuing with respect to such Owned Property; (~~l~~k) neither the Direct Owner of such Owned Property nor any Indirect Owner of such Direct Owner is a debtor in a proceeding under any Debtor Relief Law; and (~~m~~l) in the case of an Owned Property that is a Tax Incentive Property: (i) all related Tax Incentive Indebtedness is non-recourse to the Loan Parties and any successors and/or assigns thereof, (ii) the Direct Owner is the purchaser of the taxable bonds, or holder of the applicable notes or other obligations issued or to be issued in connection with such Tax Incentive Indebtedness and shall remain the owner or holder thereof, (iii) the Direct Owner has the option under the related Tax Incentive Indebtedness documents to re-acquire title to all or any portion of such Tax Incentive Property for a nominal sum at any time without further consent of the applicable Governmental Authority or any other party, and (iv) no documentation entered into in connection with such Tax Incentive Property or Tax Incentive Indebtedness shall (A) limit in any material respect the use by the Direct Owner of its property or assets (including the applicable Tax Incentive Property), except as may be required by applicable law to maintain the designation of the Tax Incentive Property as a “project” pursuant to the applicable legislation governing such tax incentive structures, (B) limit the ability of the Direct Owner to finance its interest in the Tax Incentive Property, including mortgaging any leasehold estate created in connection therewith, (C) limit the ability of the Direct Owner to transfer its interest in the Tax Incentive Property, (D) contain a “clawback” provision pursuant to which there could be an obligation by the Borrower or any other Consolidated Group Member to repay a material portion of prior such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extension Effective Date” has the meaning specified in Section 2.14(b).

“Facility” means the Term Facility and the Revolving Credit Facility, as the context may require.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and the other Loan Documents.

“Fee Letter” means any letter agreement entered into among the Borrower and an Arranger with respect to arranger fees payable to such Arranger in connection with the arrangement of commitments under this Agreement, including the letter agreement, dated July 31, 2024, among the Borrower, the Administrative Agent and BofA Securities, Inc., as sole lead arranger and sole bookrunner, as amended and restated as of August 13, 2024.

~~“First Amendment Effective Date” mean October 18, 2024.~~

“First Mortgage Investment” means a Loan Asset that (a) has not been excluded or removed from the calculation of Borrowing Base Value, Borrowing Base Amount and Total Asset Value pursuant to Section 2.18 and (b) at all times satisfies each of the following criteria: (i) each Subsidiary that is a Direct Owner of such Loan Asset, or an Indirect Owner of such Direct Owner, is a Guarantor; (ii) each Property securing such Loan Asset (x) is located in a state of the United States or in the District of Columbia, and (y) is not an office property; (iii) no borrower or other Person that has a payment obligation with respect to such Loan Asset is (x) a Consolidated Group Member or (y) a debtor in a proceeding under any Debtor Relief Law; (iv) such Loan Asset (and the right to any income therefrom or proceeds thereof) is not subject to any lien or negative pledge or any other encumbrance or restriction on the ability of the Direct Owner thereof or any Indirect Owner of such Direct Owner to transfer, finance or encumber such Loan Asset or income therefrom or proceeds thereof (in each case, other than Permitted Loan Asset Encumbrances); (v) none of the Equity Interests (or the right to any income therefrom or proceeds thereof) of the Direct Owner of such Loan Asset, or of any Indirect Owner of such Direct Owner, are subject to any lien or negative pledge or any restriction on the ability to transfer or encumber such Equity Interests or any income therefrom or proceeds thereof (in each case, other than Permitted Equity Encumbrances); (vi) neither the Direct Owner of such Loan Asset nor any Indirect Owner of such Direct Owner is (x) a borrower or guarantor of, or otherwise obligated in respect of, any Indebtedness other than Indebtedness under the Facilities or (y) a debtor in a proceeding under any Debtor Relief Law; and (vii) no borrower with respect to such Loan Asset is delinquent forty-five (45) days or more in any payment of interest or principal payments thereunder.

“Fixed Charge Coverage Ratio” means, as of any date of determination, for the period of four fiscal quarters ended on such date (if such date is the last day of a fiscal quarter) or for the then most recently ended period of four full fiscal quarters (if such date is not the last day of a fiscal quarter), the ratio of Consolidated EBITDA to Fixed Charges; provided that in the case of (i) the last day of the fiscal quarter ended June 30, 2024, Consolidated EBITDA and Fixed Charges shall be calculated for the fiscal quarter ending on such date multiplied by 4, (ii) the last day of the fiscal quarter ending September 30, 2024, Consolidated EBITDA and Fixed Charges shall be calculated for the two (2) consecutive fiscal quarter period ending on such date multiplied by 2, and (iii) the last day of the fiscal quarter ending December 31, 2024, Consolidated EBITDA and Fixed Charges shall be for the three (3) consecutive fiscal quarter period ending on such date multiplied by 4/3.

“Fixed Charges” means, for the Consolidated Group and for any period, without duplication, the sum of (a) Interest Expense for such period, plus (b) all regularly scheduled principal payments made or required to be made with respect to Indebtedness of the Consolidated Group Members during such period, other than any balloon or bullet payments necessary to repay maturing Indebtedness in full, plus (c) Restricted Payments made with respect to preferred Equity Interests of any Consolidated Group Member that are paid in cash during such period to a Person that is not the Parent or a Wholly Owned Subsidiary thereof, in each case for such period, plus (d) the Consolidated Group Pro Rata Share of the foregoing items attributable to the Consolidated Group’s ownership interests in Unconsolidated Affiliates; provided that, for purposes of calculating Fixed Charges, with respect to any Non-Wholly Owned Consolidated Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing items and components attributable to the Consolidated Group’s interests in such Non-Wholly Owned Consolidated Subsidiary shall be included in such calculation.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

“Letter of Credit Report” means a report of outstanding Letters of Credit and information related thereto in form set forth as Exhibit L attached hereto.

“Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan or a Revolving Credit Loan.

“Loan Asset” means a performing loan or advance that is (a) denominated in Dollars, (b) owned or held by one or more of the Borrower and its Wholly Owned Subsidiaries that are Domestic Subsidiaries, and (c) secured by a first priority mortgage, deed of trust or similar security instrument with respect to one or more Properties in favor of such Borrower or Subsidiary.

“Loan Asset Inclusion Effective Date” has the meaning specified in Section 2.18(b)(ii).

“Loan Documents” means this Agreement, including schedules and exhibits hereto, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, the Guaranty, the Collateral Documents, and any amendments, modifications or supplements hereto or to any other Loan Document or waivers hereof or to any other Loan Document.

“Loan-to-Value Ratio” means, on any date with respect to any Loan Asset, the ratio (expressed as a percentage) (i) the numerator of which is the aggregate outstanding principal amount of such Loan Asset at such time and (ii) the denominator of which is the appraised value of the Property that secures such Loan Asset as reflected in an Acceptable Appraisal that has been received by the Administrative Agent on or prior to such date.

“Loan Parties” means, collectively, the Borrower and each Guarantor and shall also include the General Partner (regardless of whether such Person is a Guarantor).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower or of the Parent and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the rights and remedies of the Administrative Agent or any Lender under any Loan Documents or of the ability of the Loan Parties taken as a whole to perform their Obligations under any Loan Document, or (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Acquisition” means the acquisition (in one or a series of related transactions) of all or substantially all of the assets or Equity Interests of a Person or any division, line of business or business unit of a Person for an aggregate consideration in an amount that exceeds ten percent (10%) of Total Asset Value as of the then most recently ended fiscal quarter.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Operating Income” means, for any period, with respect to any Borrowing Base Property, an amount equal to (a) income derived by the Direct Owner thereof from the operation of such Borrowing Base Property as determined in accordance with GAAP, minus (b) the amount of all expenses (as determined in accordance with GAAP) incurred in connection with, and directly attributable to, the ownership and operation by the Direct Owner of such Borrowing Base Property for such period, and amounts accrued by any Consolidated Group Member for the payment of real estate taxes and insurance premiums, but excluding (1) any general and administrative expenses, and acquisition costs, related to the operation of the Parent and its Consolidated Subsidiaries, (2) any interest expense or other debt service charges and (3) any non-cash charges such as depreciation or amortization of financing costs).

“New Lender Joinder Agreement” has the meaning specified in Section 2.15(c).

“Newly Acquired Property” means, as of any date, a Property (other than an unimproved land holding, a BTS Property, or a Development Property) that has been owned in fee simple or as a condominium interest, or a Property that has been ground leased pursuant to an Eligible Ground Lease, in each case by a Consolidated Group Member for a period of less than twelve consecutive months as of such date (the last day of such twelve month period referred to as the “Property Transition Date”); provided, that prior to the applicable Property Transition Date the Borrower may by written notice to the Administrative Agent designate any Newly Acquired Property as an Eligible Owned Property or Eligible Ground Leased Property, as applicable, subject to, and only so long as, such Property satisfies all of the applicable criteria required under this Agreement to be included as a new Borrowing Base Property.

“Nominated Loan Asset” has the meaning specified in Section 2.18(b).

“Nominated Property” has the meaning specified in Section 2.18(a).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).

“Non-Recourse Indebtedness” means, with respect to any Person, (a) any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person for repayment, other than to the extent of any security therefor or pursuant to Customary Non-Recourse Carveouts, (b) if such Person is a single asset entity, any Indebtedness of such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a single asset holding company, any Indebtedness of such single asset holding company resulting from a guarantee of, or lien securing, Indebtedness of a single asset entity that is a subsidiary of such single asset holding company, so long as, in each case, either (i) the holder of such Indebtedness has no recourse to such single asset holding company for repayment, other than to the Equity Interests held by such single asset holding company in such single asset entity or pursuant to Customary Non-Recourse Carveouts or (ii) such single asset any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Owned Property” means a Property that is (a) owned in fee simple or as a condominium interest by one or more of the Borrower and its Wholly Owned Subsidiaries (that are Domestic Subsidiaries in the case where the Property is located in a state of the United States or the District of Columbia), a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, and each Indirect Owner of each such Direct Owner, is a Wholly Owned Subsidiary, a Controlled Joint Venture or a Controlled Joint Venture Subsidiary; or (b) a Tax Incentive Property.

“Owner” with respect to any Property or Loan Asset, means the Direct Owner of such Property or Loan Asset, as the case may be, and each Indirect Owner of such Direct Owner, as the context requires.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent Entities” means, collectively, the Parent and each Subsidiary thereof (if any) that owns an Equity Interest in the Borrower, and “Parent Entity” means any of them individually.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PATRIOT Act” has the meaning specified in Section 10.18.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Equity Encumbrances” means:

(a) Liens arising under any Loan Document; and

(b) Liens for Taxes which are (i) immaterial to the Consolidated Group, taken as a whole, (ii) not delinquent for a period of more than thirty (30) days or (iii) being contested in good faith and by appropriate actions or proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property of assets subject to any such lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP.

“Permitted Loan Asset Encumbrances” means:

(a) Liens arising under any Loan Document; and

(b) commercially reasonable restrictions on transfers of a First Mortgage Investment that are set forth in the documentation governing such First Mortgage Investment; provided, that for the avoidance of doubt, in order to constitute a Permitted Loan Asset Encumbrance under this clause (b), (i) any identified restricted transferees or categories thereof must be approved by the Administrative Agent and (ii) in no event may any such restrictions limit the ability to transfer (including by way of foreclosure) any portion of such First Mortgage Investment to the Administrative Agent (or a Wholly-Owned Subsidiary of the Administrative Agent or the Lenders).

“Permitted Property Encumbrances” means

(a) Liens arising under any Loan Document;

(b) ~~(a)~~ Liens for Taxes not yet delinquent or which are being contested by a Consolidated Group Member (or which are being contested by a tenant under a Commercial Net Lease pursuant to the provisions thereof) in good faith and by appropriate proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) ~~(b)~~ easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by Laws or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of any Consolidated Group Member;

(d) ~~(c)~~ the rights of tenants under Commercial Net Leases entered into in the ordinary course of business; provided that such rights do not in any case materially detract from the value of the Property subject thereto or materially interfere with the Direct Owner’s conduct of business; and

(e) ~~(d)~~ rights of lessors under Eligible Ground Leases.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” has the meaning specified in Section 4.01(a)(iii).

“Property” means as to any Person, all of the right, title, and interest of such Person in and to a commercial real estate parcel, including related land, improvements, common elements and fixtures, that is located in a state within the United States, the District of Columbia or a Specified Jurisdiction.

“Property Inclusion Effective Date” has the meaning specified in Section 2.18(a)(iii)

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means Indebtedness other than Non-Recourse Indebtedness.

“Register” has the meaning specified in Section 10.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under the provisions of Sections 856 et seq. of the Code and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Release Conditions” means, with respect to (i) the release of any Subsidiary Guarantor from its obligations under the Guaranty, (ii) the release of any Collateral, including any release of Collateral on the Collateral Release Date, or (iii) the removal of any Borrowing Base Property or First Mortgage Investment from the calculation of the Borrowing Base Value and the Borrowing Base Amount (each a “Release Transaction”), each of the following:

(a) the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed Release Transaction (or such shorter period of time as agreed to by the Administrative Agent in writing), a written notice requesting such Release

Transaction (a “Release Notice”), which Release Notice shall identify any Subsidiary Guarantor, Equity Interests ~~or~~, Borrowing Base Property or First Mortgage Investment to be released or removed, as applicable, as part of the proposed Release Transaction, and the date proposed for consummation of the Release Transaction;

(b) after giving effect to such Release Transaction, the Minimum Borrowing Base Property Requirement and the Minimum Aggregate Leasing Requirement shall remain satisfied;

(c) immediately before and after giving effect to such Release Transaction, no Default has occurred and is continuing or would result therefrom;

(d) Availability shall equal or exceed zero ($0) on a pro forma basis immediately after giving effect to the proposed Release Transaction (and any contemporaneous prepayment of Loans and/or replacement with additional Borrowing Base Properties or First Mortgage Investments);

(e) the Loan Parties will be in compliance with the provisions of Section 7.11 on a pro forma basis immediately after giving effect to the proposed Release Transaction (and any contemporaneous prepayment of Loans and/or replacement with additional Borrowing Base ~~Property~~Properties or First Mortgage Investments);

(f) after giving effect to the proposed Release Transaction (and any contemporaneous prepayment of Loans and/or replacement with additional Borrowing Base Properties or First Mortgage Investments), the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, (1) with respect to representations and warranties set forth in Sections 5.15(b) and 5.19 and (2) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the proposed release date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(g) the Administrative Agent shall have received a Notice of Loan Prepayment with respect to any prepayment or repayment of Loans to be made concurrently with such Release Transaction; and

(h) at least two (2) Business Days prior to the proposed release date (or such shorter period of time as agreed to by the Administrative Agent in writing), the Administrative Agent shall have received (1) a fully completed Borrowing Base Certificate setting forth reasonably detailed calculations of the Borrowing Base Value and the Borrowing Base Amount on a pro forma basis immediately after giving effect to such Release Transaction and demonstrating to the satisfaction of the Administrative Agent that, after giving effect to the proposed Release Transaction (and any contemporaneous prepayment of Loans and/or replacement with additional Borrowing Base Properties or First Mortgage Investments), the condition set forth in clause (d) above will be satisfied, (2) a Compliance Certificate demonstrating to the satisfaction of the Administrative Agent that, after giving effect to the proposed Release Transaction (and any contemporaneous prepayment of Loans and/or replacement with additional Borrowing Base Properties or First Mortgage Investments), the condition set forth in clauses (b) and (e) above will be satisfied and (3) a certificate executed by a Responsible Officer of the Borrower certifying to the Administrative Agent that the conditions in clauses (c) and (f) above have been satisfied; provided that, if the proposed Release Transaction involves either the release of the Administrative Agent’s Lien on any Equity Interest in a Subsidiary Guarantor or the release of a Subsidiary Guarantor from its obligations under the Guaranty, in each case, at any time when no Property owned or ground leased by such Subsidiary Guarantor (or any Subsidiary thereof) is a Borrowing Base Property, then the Borrower shall not be required to satisfy this clause (h) as a condition to such Release Transaction.

“Release Notice” has the meaning specified in the definition of “Release Conditions.”

“Release Transaction” has the meaning specified in the definition of “Release Conditions.”

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders of such Class. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time.

“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the amount of any participation in any Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the applicable L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Subsidiary Guarantor” means each existing and future direct and indirect Subsidiary of the Borrower that owns or ground leases, directly or indirectly, any Borrowing Base Property or First Mortgage Investment; provided that, if a Borrowing Base Property is directly owned by an Excluded Foreign Subsidiary, only the parent entities of such Subsidiary that are Domestic Subsidiaries (if any such parent entities exist) will be required to be Subsidiary Guarantors. For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, each entity other than the Borrower that pledges Collateral will be a Guarantor.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. On the ~~First~~Third Amendment Effective Date, the Revolving Credit Facility is $~~350,000,000~~1,047,500,000.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(c).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.

“Sanction(s)” means any ~~sanction~~sanctions, trade embargoes or similar restrictions administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority. For the avoidance of doubt, Sanction(s) shall not include generally applicable tariffs, customs duties, or trade restrictions that do not prohibit transactions or dealings with specific sanctioned persons or jurisdictions

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Indebtedness” means, as to any Person, Indebtedness of such Person that is secured by a lien (other than with respect to the Facilities).

“Secured Leverage Ratio” means, as of any date of determination, for the period of four fiscal quarters ended on such date (if such date is the last day of a fiscal quarter) or for the then most recently ended period of four full fiscal quarters (if such date is not the last day of a fiscal quarter), the ratio (expressed as a percentage) of Total Secured Indebtedness to Total Asset Value.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Consolidated Subsidiaries as of that date determined in accordance with GAAP.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01A under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption or New Lender Joinder Agreement pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means, at any time, ~~(a) on or prior to the Closing Date, the aggregate amount of the Term Commitments at such time and (b) thereafter,~~ the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. On the ~~First~~Third Amendment Effective Date, the Term Facility is $~~100,000,000~~227,500,000.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term Loans; provided that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C 2.

“Term SOFR” means:

(a) for any interest period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such interest period with a term equivalent to such interest period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment;

provided that if Term SOFR determined in accordance with either of the foregoing clause (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement and the other Loan Documents.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Third Amendment Effective Date” means July 25, 2025.

“Threshold Amount” means $20,000,000.

“Total Asset Value” shall mean, as of any date of determination, the sum (without duplication) of the following:

(a) the aggregate Appraised Value of all then existing Properties (other than Newly Acquired Properties and Other Assets) owned or ground leased by a Consolidated Group Member;

(b) the aggregate purchase price for all then existing Newly Acquired Properties paid by a Consolidated Group Member to Person(s) that are not Consolidated Group Members or affiliates thereof.

(c) the aggregate undepreciated book value of Other Assets owned by Consolidated Group Members on such date, as adjusted in accordance with GAAP to reflect impairment charges, write-downs and losses;

(d) the aggregate amount of Unrestricted Cash and Cash Equivalents held by Consolidated Group Members on such date;

(e) an amount equal to one hundred percent (100%) of the aggregate book value of First Mortgage Investments on such date, as adjusted in accordance with GAAP to reflect impairment charges, write-downs and losses; and

(f) ~~(e)~~ the Consolidated Group Pro Rata Share of the items described in clauses (a) through (c) above that is attributable to ownership of common Equity Interests in Unconsolidated Affiliates (calculated on a basis consistent with the above described treatment for assets that are Wholly Owned by Consolidated Group Members);

provided, that with respect to Properties that are owned by or ground leased to a Controlled Joint Venture or a Controlled Joint Venture Subsidiary, only the Consolidated Group Pro Rata Share of the foregoing shall be included in the calculation of Total Asset Value;

provided further that, notwithstanding anything to the contrary contained herein and without duplication:

(i) not more than twenty percent (20%) of Total Asset Value at any time may be in respect of Properties that are or are subject to ground leases, with any excess over such limit being excluded from calculations of Total Asset Value;

(ii) not more than thirty five percent (35%) of Total Asset Value at any time may be in respect of any single Property, with any excess over such limit being excluded from calculations of Total Asset Value;

(iii) ~~on and after March 31, 2025,~~ the portion of Total Asset Value attributable to Properties that have related Commercial Net Leases with one or more tenants that are members of the same consolidated group for purposes financial reporting in excess of thirty five percent (35%) of Total Asset Value shall be excluded from calculations of Total Asset Value;

(iv) ~~on and after April 30, 2025,~~ not more than twenty percent (20%) of Total Asset Value at any time may be in respect of Other Assets, with any excess over such limit being excluded from calculations of Total Asset Value; ~~and~~

(v) not more than fifteen percent (15%) of Total Asset Value at any time may be in respect of Properties that are located in a Specified Jurisdiction, with any excess over such limit being excluded from calculations of Total Asset Value~~.~~; and

(vi) not more than ten percent (10%) of Total Asset Value at any time may be in respect of First Mortgage Investments, with any excess over such limit being excluded from calculations of Total Asset Value.

“Total Credit Exposure” means, as to any Lender at any time, (a) in respect of the Revolving Credit Facility, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Lender at such time, (b) in respect of the Term A Facility, the Term A Loan Exposure of such Lender at such time and (c) in respect of the Term B Facility, the Term B Loan Exposure of such Lender at such time.

“Total Indebtedness” means, as of any date, the then aggregate outstanding amount of all Indebtedness of all Consolidated Group Members.

“Total Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of Total Indebtedness to Total Asset Value.

“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans and all L/C Obligations as of such date.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Total Secured Indebtedness” means the portion of Total Indebtedness that is Secured Indebtedness.

“Total Unsecured Indebtedness” means the portion of Total Indebtedness that is Unsecured Indebtedness.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Daily SOFR Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(s) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 [Reserved].

2.05 Prepayments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans and (B) on the date of prepayment of Daily SOFR Loans and Base Rate Loans; (ii) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Daily SOFR Loans or Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory.

(i) In connection with any Release Transaction, the Borrower shall prepay Loans and/or Cash Collateralize the L/C Obligations on such date and in such aggregate amount as is set forth in the Notice of Loan Prepayment, if any, delivered to the Administrative Agent in connection with such Release Transaction;

(ii) If the Borrower or any of its Subsidiaries Disposes of a Borrowing Base Property, a First Mortgage Investment or any Collateral, the Borrower or such Subsidiary shall prepay Loans and/or Cash Collateralize the L/C Obligations on such date and in such aggregate amount as is set forth in the Notice of Loan Prepayment, if any, delivered to the Administrative Agent in connection with such Disposition;

(iii) In connection with any Current Appraisal furnished to the Administrative Agent pursuant to Section 2.19, the Borrower shall prepay Loans and/or Cash Collateralize the L/C Obligations on such date and in such aggregate amount as is set forth in the Notice of Loan Prepayment, if any, delivered to the Administrative Agent in connection with such Current Appraisal; and

(iv) If for any reason Availability at any time is less than zero ($0) (including if due to the exclusion of a Borrowing Base Property or First Mortgage Investment pursuant to Section 2.18(~~b~~c), or if due to a change in the Appraised Value of a Borrowing Base Property upon any reappraisal required or permitted under this Agreement), the Borrower shall within five Business Days prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to restore Availability to at least zero ($0);

provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless after the prepayment in full of the Loans Availability is less than zero ($0).

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

(b) Mandatory.

(i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the Term Borrowing.

(ii) If, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Revolving Credit Facility or the Letter of Credit Sublimit under this Section 2.06. Any reduction of the Revolving Credit Facility shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Term Lenders on the Maturity Date for the Term Facility the aggregate principal amount of all Term Loans outstanding on such date.

(c) New Letters of Credit. So long as any Revolving Credit Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.18 Inclusions, Exclusions and Removals of Borrowing Base Properties and First Mortgage Investments; Releases of Collateral and Guarantors.

(a) Inclusions of Borrowing Base Properties. As of the Closing Date, the Borrowing Base Properties listed on Schedule 5.08 (the “Initial Borrowing Base Properties”) shall be the initial Borrowing Base Properties. The Borrower may, at its option, offer additional Properties that qualify as Eligible Properties (each such offered Property, a “Nominated Property”), to be included as Borrowing Base Properties in accordance with the following and any other applicable terms and conditions contained in this Agreement (or as otherwise agreed by the Borrower and the Required Lenders):

(i) Notice of Proposed Inclusion. The Borrower may, upon written notice to the Administrative Agent from time to time, request that a Nominated Property be included as a Borrowing Base Property; provided that (x) such notice must be received by the Administrative Agent at least seven (7) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to the proposed date of inclusion of such Nominated Property as a Borrowing Base Property as set forth in such notice ~~(such date, the “Proposed Inclusion Date”)~~, (y) such notice shall include a list of the Subsidiaries comprising the Direct Owner of the Nominated Property and each Indirect Owner of such Direct Owner and their respective U.S. taxpayer identification numbers (or the equivalent thereof, in the case of a Foreign Subsidiary) and (z) such notice shall be accompanied by such diligence materials and information with respect to such Property (each, a “Diligence Package”) as the Administrative Agent shall have reasonably requested and such materials and information shall be reasonably satisfactory to the Administrative Agent in form and substance, and in any event, unless otherwise agreed to by the Administrative Agent, will include:

(A) a written certification from the Borrower that such Property will be an Eligible Property on the date that it is included as a Borrowing Base Property;

(B) a Borrowing Base Certificate setting forth reasonably detailed calculations of the Borrowing Base Value and the Borrowing Base Amount on a pro forma basis immediately after giving effect to such addition and to the Credit Extension, if any, anticipated to be made contemporaneously with the inclusion of such Nominated Property or the proceeds of which are expected to be used to acquire such Nominated Property;

(C) a Compliance Certificate demonstrating that on a pro forma basis immediately after giving effect to such addition, the Loan Parties will be in compliance with the provisions of Section 6.18 and Section 7.11, in each case, calculated as of the last quarter end for which consolidated financial statements of the Parent are available;

(D) a Current Appraisal with respect to such Nominated Property (other than in the case of a Newly Acquired Property or an Other Asset);

(E) a reasonably detailed due diligence package describing such Nominated Property, including an internally generated underwriting memorandum that details the location, size and age of the Nominated Property and historical operating results thereof (including a summary report of (1) historical Net Operating Income generated by the proposed Borrowing Base Property for the then most recently ended period of four full fiscal quarters (or, if historical Net Operating Income for the proposed Borrowing Base Property is not available for such period, such shorter period of time as the Administrative Agent agrees to in writing and (2) projected Net Operating Income to be generated by the proposed Borrowing Base Property for the period of four full fiscal quarters following its initial inclusion as a Borrowing Base Property), such memorandum to be in a form reasonably satisfactory to the Administrative Agent;

(F) in the case of Nominated Property that is an Eligible Other Asset, (1) a detailed description of the status of construction in progress with respect to such Property as of a recent date, including the percentage completed, the projected completion date, and a construction schedule, (2) if such Property is a BTS Property, a lease excerpt with respect to the BTS Tenant and (3) such other diligence items relating to such Eligible Other Asset as reasonably requested by the Administrative Agent; and

(G) such additional documents, information, assurances, certificates, lien searches, consents or opinions as reasonably requested by the Administrative Agent.

(ii) Approval of a Nominated Property. Prior to the Collateral Release Date, the inclusion of any Nominated Property as a Borrowing Base Property shall require the approval of the Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed; provided that in the event that the Administrative Agent does not provide a response within seven (7) Business Days after having received a Diligence Package, such Nominated Property shall be deemed a Borrowing Base Property commencing on the later of the following Business Day and the Property Inclusion Effective Date.

(iii) Conditions to a Nominated Property Being Included as a Borrowing Base ~~Properties~~Property. The inclusion of any Nominated Property as a Borrowing Base Property, is subject to satisfaction of the following conditions precedent (and such Nominated Property shall be included as a Borrowing Base Property hereunder commencing on the date on which all such conditions precedent are satisfied (unless waived in writing by the Administrative Agent), (such date, the “Property Inclusion Effective Date”)):

(A) the Nominated Property satisfies (or will satisfy concurrently with such inclusion and the satisfaction of the conditions precedent in this Section 2.18(a)(iii)) each of the criteria set forth in the definition of Eligible Ground Leased Property, Eligible Owned Property or Eligible Owned Asset, as applicable, and would not be required to be excluded as a Borrowing Base Property pursuant to Section 2.18(~~b~~c);

(B) no Default has occurred and is continuing or would result from the inclusion of such Nominated Property as a Borrowing Base Property;

(C) both before and after giving effect to such inclusion, the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, (1) with respect to representations and warranties set forth in Sections 5.15(b) and 5.19 and (2) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the Property Inclusion Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(D) the Borrower shall have delivered to the Administrative Agent, if required by the Administrative Agent, favorable opinions of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent, and as to such matters as the Administrative Agent may reasonably request concerning the Loan Documents and Loan Parties executing Loan Documents, all Persons that are becoming Loan Parties in connection with the inclusion of such Nominated Property as a Borrowing Base Property, such Nominated Property and any Collateral; and

(E) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that (1) the conditions specified in Section 2.18(a)(iii)(A) through (C) have been satisfied; and (2) all financial and operating information delivered to the Administrative Agent pursuant to Section 2.18(a)(i), to the knowledge of the Borrower, contains no material misstatement of fact or omit to state any material fact that would make such information not be true and correct.

(b) Inclusions of First Mortgage Investments. The Borrower may, at its option, offer Loan Assets that qualify as First Mortgage Investments (each such offered Loan Asset, a “Nominated Loan Asset”), to be included in the calculation of Borrowing Base Value, Borrowing Base Amount and Total Asset Value in accordance with the following and any other applicable terms and conditions contained in this Agreement (or as otherwise agreed by the Borrower and the Required Lenders):

(i) Notice of Proposed Inclusion. The Borrower may, upon written notice to the Administrative Agent from time to time, request that a Nominated Loan Asset be included in the calculation of Borrowing Base Value, Borrowing Base Amount and Total Asset Value; provided that (x) such notice must be received by the Administrative Agent at least seven (7) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to the proposed date of inclusion of such Nominated Loan Asset as set forth in such notice and (y) such notice shall be accompanied by such diligence materials and information with respect to such Nominated Loan Asset and the Owners thereof as the Administrative Agent shall have reasonably requested and such materials and information shall be reasonably satisfactory to the Administrative Agent in form and substance, and in any event, unless otherwise agreed to by the Administrative Agent, will include:

(A) a written certification from the Borrower that such Nominated Loan Asset will be a First Mortgage Investment on the proposed Loan Asset Inclusion Effective Date;

(B) a Borrowing Base Certificate setting forth reasonably detailed calculations of the Borrowing Base Value and the Borrowing Base Amount on a pro forma basis immediately after giving effect to such addition and to the Credit Extension, if any, anticipated to be made contemporaneously with the inclusion of such Nominated Loan Asset or the proceeds of which are expected to be used to acquire or fund, as applicable, such Nominated Loan Asset;

(C) a Compliance Certificate demonstrating that on a pro forma basis immediately after giving effect to such addition, the Loan Parties will be in compliance with the provisions of Section 6.18 and Section 7.11, in each case, calculated as of the last quarter end for which consolidated financial statements of the Parent are available;

(D) an Acceptable Appraisal with respect to the Property that secures such Nominated Loan Asset;

(E) an internally generated underwriting memorandum in a form reasonably satisfactory to the Administrative Agent that describes the Nominated Loan Asset in reasonable detail, including (1) a description of the Property that secures such Nominated Loan Asset and (2) the identity of each borrower and each other Person that has a payment obligation with respect to the Nominated Loan Asset; and

(F) such additional documents, information, assurances, certificates, lien searches, consents or opinions as reasonably requested by the Administrative Agent.

(ii) Conditions to a Nominated Loan Asset Being Included. The inclusion of any Nominated Loan Asset in the calculation of Borrowing Base Value, Borrowing Base Amount and Total Asset Value, is subject to satisfaction of the following conditions precedent (and such Nominated Loan Asset shall be included in the calculation of Borrowing Base Value, Borrowing Base Amount and Total Asset Value hereunder commencing on the date on which all such conditions precedent are satisfied (unless waived in writing by the Administrative Agent), (such date, the “Loan Asset Inclusion Effective Date”):

(A) the Nominated Loan Asset satisfies (or will satisfy concurrently with such inclusion and the satisfaction of the conditions precedent in this Section 2.18(b)(ii) each of the criteria set forth in the definition of First Mortgage Investment, and would not be required to be excluded from the calculation of Borrowing Base Value, Borrowing Base Amount or Total Asset Value pursuant to Section 2.18(c);

(B) no Default has occurred and is continuing or would result from the inclusion of such Nominated Loan Asset in the calculation of Borrowing Base Value, Borrowing Base Amount or Total Asset Value;

(C)` both before and after giving effect to such inclusion, the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, (1) with respect to representations and warranties set forth in Sections 5.15(b) and 5.19 and (2) representations and warranties qualified as to materiality or Material Adverse Effect, true and correct in all respects) on and as of the Loan Asset Inclusion Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(D) the Loan-to-Value Ratio for such Loan Asset on the Loan Asset Inclusion Effective Date does not exceed sixty five percent (65%);

(E) the Borrower shall have delivered to the Administrative Agent, if required by the Administrative Agent, favorable opinions of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent, and as to such matters as the Administrative Agent may reasonably request concerning the Loan Documents and Loan Parties executing Loan Documents; and

(F) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer dated as of the Loan Asset Inclusion Effective Date, certifying that (1) the conditions specified in Section 2.18(b)(ii)(A) through (D) have been satisfied; and (2) all financial and operating information delivered to the Administrative Agent pursuant to Section 2.18(b)(i), to the knowledge of the Borrower, contains no material misstatement of fact or omit to state any material fact that would make such information not be true and correct.

(c) ~~(b)~~ Exclusion of Borrowing Base ~~Property~~Properties and First Mortgage Investments. Any of the following shall result in the applicable Borrowing Base Property no longer constituting an Eligible Property or a First Mortgage Investment no longer being included in the calculation of Borrowing Base Value, Borrowing Base Amount and Total Asset Value:

(i) Loss of Eligibility Status. Immediately, if such Borrowing Base Property fails to satisfy any of the criteria set forth in the definition of Eligible Ground Leased Property, Eligible Owned Property or Eligible Owned Asset or if such First Mortgage Investment fails to satisfy any of the criteria set forth in the definition of First Mortgage Investment, as applicable.

(ii) Dispositions. Immediately, upon a Disposition of (whether in one transaction or in a series of transactions or pursuant to a Division) such Borrowing Base Property, or all assets comprising such Borrowing Base Property, or such First Mortgage Investment, or of the Equity Interests of any Owner ~~thereof~~of such Borrowing Base Property or First Mortgage Investment.

(iii) ~~Releases~~Removals. Immediately, upon the ~~release~~removal of such Borrowing Base Property or First Mortgage Investment pursuant to Section 2.18(~~c~~d).

(d) ~~(c)~~ Removal of Borrowing Base Properties and First Mortgage Investments and Releases of Collateral and Subsidiary Guarantors.

(i) Upon satisfaction of each of the Release Conditions with respect to any proposed Release Transaction, the release contemplated by such Release Transaction shall be effective automatically and without further action of any Person and:

(A) if the proposed Release Transaction involves release of a Subsidiary Guarantor from its obligations under the Guaranty, the Administrative Agent shall, at the sole expense of the Borrower, execute and deliver such documents as the Loan Parties may reasonably request as necessary or desirable to evidence the release of the applicable Subsidiary Guarantor from its obligations under the Guaranty; and

(B) if the proposed Release Transaction involves release of the Lien of the Administrative Agent on any Equity Interest in a Subsidiary Guarantor or on any Equity Interest owned, directly or indirectly by a Subsidiary Guarantor, the Administrative Agent shall, at the sole expense of the Borrower, execute and deliver such documents as the Loan Parties may reasonably request as necessary or desirable to evidence the release of the Lien of the Administrative Agent on such Equity Interest and/or the release of the applicable Subsidiary Guarantor from its obligations under the Pledge Agreement.

(ii) For the avoidance of doubt, upon a release pursuant to a Release Transaction of the type contemplated in either clause (i)(A) or (i)(B) above, other than a release of the Lien of the Administrative Agent on any Collateral in connection with the Collateral Release Date, all Borrowing Base Properties owned, directly or indirectly, by the applicable Subsidiary Guarantor shall be removed from the calculation of Borrowing Base Value and Borrowing Base Amount.

(iii) The Administrative Agent shall promptly notify the Lenders following the consummation of any proposed Release Transaction.

(iv) It is understood and agreed that no release pursuant to this Section 2.18(~~c~~d) shall impair or otherwise adversely affect the Liens, security interests, guarantees and other rights of the Administrative Agent or the Secured Parties under the Loan Documents not being released (or as to the parties to the Loan Documents and the Collateral subject to the Loan Documents not being released).

2.19 Appraisals; Additional Appraisals; Reappraisal Rights.

(a) The Borrower will, at its sole expense, furnish to the Administrative Agent:

(i) a Current Appraisal with respect to each Eligible Property that is proposed to be included as a Borrowing Base Property (other than a Newly Acquired

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their respective Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. The Loan Parties or their respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Borrowing Base Property, the Equity Interests in each Direct Owner thereof and each Indirect Owner of each Direct Owner, each First Mortgage Investment, the Equity Interests in the Direct Owner thereof and each Indirect Owner of each Direct Owner and the right to any income from and any proceeds of any of the foregoing, are subject to no Liens other than Permitted Property Encumbrances, in the case of Borrowing Base Properties (or any income therefrom or any proceeds thereof), Permitted Loan Asset Encumbrances in the case of First Mortgage Investments and Permitted Equity Encumbrances in the case of Equity Interests (or any income therefrom or any proceeds thereof). Schedule 5.08 sets forth a list of the Properties included as Borrowing Base Properties on the Closing Date and the Direct Owners thereof and each Indirect Owner of each such Direct Owner.

5.09 Environmental Compliance. The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof, the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured, or tenants under Commercial Net Leases in place at such properties are obligated to insure such properties, with financially sound and reputable insurance companies not Affiliates of the Parent, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

5.11 Taxes. The Parent and each of its Subsidiaries have timely filed all federal, state and other material tax returns and reports required to be filed, and have timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties (or have obligated tenants under Commercial Net Leases in place at any of its properties to pay any Taxes imposed on such properties), income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

(a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. No Loan, nor the proceeds from any Credit Extension, has been used or will be used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject or target of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent or any L/C Issuer) of Sanctions. The Loan Parties and their respective Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

5.20 Anti-Corruption Laws; Anti-Money Laundering Laws. The Loan Parties and their Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

5.21 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

5.22 Covered Entities. No Loan Party is a Covered Entity.

5.23 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject only to Permitted Equity Encumbrances) on all right, title and interest of the respective Grantors in the Collateral described therein. Except as contemplated by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.24 Borrowing Base Properties; Subsidiary Guarantors. Each Property included in any calculation of Borrowing Base Value and/or Borrowing Base Amount, at the time of such calculation, satisfied each of the criteria set forth in the definition of Eligible Ground Lease, Eligible Ground Leased Property, Eligible Owned Property or Eligible Other Asset, as the case may be. Each Loan Asset included in any calculation of Borrowing Base Value, Total Asset Value and/or Borrowing Base Amount, at the time of such calculation, satisfied each of the criteria set forth in the definition of First Mortgage Investment. Each Required Subsidiary Guarantor is a Subsidiary Guarantor.

5.25 REIT Status. The Parent is organized and operated in a manner that allows it to qualify for REIT Status.

5.26 Representations as to Foreign Obligors.

(a) Each Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations during normal business hours and without advance notice. Notwithstanding anything to the contrary set forth in this Section 6.10, any visitation and/or inspection of any property shall be subject to the terms and provisions of any Commercial Net Lease in effect with respect to such Property.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

6.12 Additional Guarantors.

(a) Prior to the inclusion of a Property as a Borrowing Base Property or a Loan Asset as a First Mortgage Investment hereunder the Borrower shall:

(i) notify the Administrative Agent in writing of any Required Subsidiary Guarantor that is not at such time a Guarantor (each such Subsidiary being referred to hereinafter as a “Proposed Subsidiary Guarantor”);

(ii) provide the Administrative Agent with the U.S. taxpayer identification for each such Proposed Subsidiary Guarantor (or the equivalent thereof, with respect to any such Subsidiary that is a Foreign Subsidiary);

(iii) provide the Administrative Agent and each Lender with all documentation and other information concerning each Proposed Subsidiary Guarantor that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation;

(iv) promptly thereafter (and in any event prior to any Property owned or ground leased by, or any First Mortgage Investment owned by, as applicable, such Proposed Subsidiary Guarantor or by any Subsidiary of such Proposed Subsidiary Guarantor), cause such Proposed Subsidiary Guarantor to become a Guarantor under this Agreement by executing and delivering to the Administrative Agent a joinder agreement in substantially the form of Exhibit H or such other document as the Administrative Agent shall deem appropriate for such purpose, together with:

(A) documents of the types referred to in clauses (iv), (v) and (vii) of Section 4.01(a) with respect to such Proposed Subsidiary Guarantor;

(B) if such inclusion is prior to the Collateral Release Date, a joinder agreement and/or pledge amendment with respect to the Pledge Agreement pursuant to which the Equity Interests in such Proposed Subsidiary Guarantor shall be pledged in favor of the Administrative Agent for the benefit of the Secured Parties (in each case to the extent not already pledged as Collateral) together with the items referenced in Section 4.01(a)(iii)(A)-(C) with respect to such Proposed Subsidiary Guarantor; and

(C) if requested by the Administrative Agent, favorable opinions of counsel to such Person addressed to the Administrative Agent, the L/C Issuers and the Lenders (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Notwithstanding anything to the contrary contained in this Agreement, in the event that the results of any such “know your customer” or similar investigation conducted by the Administrative Agent or any Lender with respect to any Proposed Subsidiary Guarantor are not reasonably satisfactory to the Administrative Agent and each Lender, such Subsidiary shall not be permitted to become a Guarantor, and for the avoidance of doubt no Property owned or ground leased, and no Loan Asset owned or held, in each case, directly or indirectly, by such Proposed Subsidiary Guarantor shall be included as a Borrowing Base Property or a First Mortgage Investment, as applicable, in each case without the prior written consent of the Administrative Agent and the Required Lenders.

6.13 Anti-Corruption Laws; Sanctions; Anti-Money Laundering Laws.

(a) Conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

(b) Conduct its businesses in a manner that will not result in a violation of any applicable anti-money laundering law.

6.14 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, cleanup, removal, remedial or other action necessary to address Hazardous Materials at, on, under or emanating from any properties owned, leased or operated by it, in each case in accordance in all material respects with Environmental Laws.

6.15 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents and applicable laws, except to the extent the failure to do so could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.16 Information Regarding Collateral. Provide, or cause each Grantor to provide, the Administrative Agent with not less than ten (10) Business Days’ prior written notice (in the form of a certificate signed by a Responsible Officer of such Loan Party, Subsidiary or Grantor), or such lesser notice period agreed to by the Administrative Agent, before effecting any change (i) in any Grantor’s legal name, (ii) in any Grantor’s identity or organizational structure, (iii) in any Grantor’s U.S. taxpayer identification number or organizational identification number, if any, or (iv) in any Grantor’s jurisdiction of organization or incorporation (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction). Such notice shall clearly describe such change and provide such other information in connection therewith as the Administrative Agent may reasonably request. In addition, prior to any such change, the Borrower shall, and shall cause each Grantor to, take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable. The Grantors hereby agree to promptly provide the Administrative Agent with certified Organization Documents reflecting any of the changes described in the preceding sentence. Notwithstanding the foregoing or anything else to the contrary contained herein or in any other Loan Document, the Borrower agrees that it will, and will cause each other Grantor that is a Domestic Subsidiary to, at all times maintain its jurisdiction of organization as Delaware or one of the other States within the United States or the District of Columbia.

6.17 Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the full extent permitted by Applicable Law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

6.18 Minimum Aggregate Leasing Requirement; Minimum Borrowing Base Property Requirement. (a) Comply, at all times, with the Minimum Aggregate Leasing Requirement and (b) comply, at all times, with the Minimum Borrowing Base Property Requirement.

Article VII. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon:

(a) any Borrowing Base Property (or any income therefrom or any proceeds thereof), other than Permitted Property Encumbrances;

(b) any Collateral, other than Permitted Equity Encumbrances;

(c) any First Mortgage Investment (or any income therefrom or any proceeds thereof), other than Permitted Loan Asset Encumbrances;

or sign, file or authorize under the Uniform Commercial Code of any jurisdiction a financing statement that includes in its collateral description any portion of any Collateral, any Borrowing Base Property, any First Mortgage Investment, any Equity Interest in any Owner, or any income from or proceeds of any of the foregoing, except in each case, to perfect a Lien permitted pursuant to this Section 7.01.

(b) the Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests so long as such purchase, redemption or other acquisition is consummated within thirty (30) days of such issuance;

(d) the Borrower shall be permitted to declare and make other Restricted Payments on or in respect of its Equity Interests; provided, however, (i) if an Event of Default under (x) Section 8.01(a) or (y) Section 8.01(b) resulting from a failure to be in compliance with any of the provisions of Section 7.11, in each case, shall have occurred and be continuing or would result therefrom on a pro forma basis after giving effect to such Restricted Payment, the Borrower shall only be permitted to declare and pay pro rata cash dividends on its Equity Interests or make pro rata cash distributions with respect thereto in an amount that will result in the Parent receiving the minimum amount of funds required to be distributed to its equity holders in order for the Parent to maintain its REIT Status for federal and state income tax purposes and (ii) no Restricted Payments shall be permitted under this clause (d) following the acceleration of the Obligations pursuant to Section 8.02 or following the occurrence of any Event of Default under Section 8.01(f) or (g); and

(e) the Parent shall be permitted to make Restricted Payments with any amounts received by it from the Borrower pursuant to Section 7.06(d).

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Loan Party or such Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate); provided that the foregoing restriction shall not apply to (a) Investments and Restricted Payments expressly permitted hereunder, (b) transactions between or among the Loan Parties or (c) transactions between or among Consolidated Group Members that are not Loan Parties.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Subsidiary to make Restricted Payments to the Borrower or any other Loan Party, (b) the Parent, any Parent Entity or any Required Subsidiary Guarantor to Guarantee the Obligations, (c) the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on any Borrowing Base Property, any First Mortgage Investment or any Collateral or (d) the Borrower or any Subsidiary to otherwise transfer (including by way of a pledge) property to the Borrower or any Loan Party; provided, that clauses (a) and (d) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Secured Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Secured Indebtedness, or securing such Indebtedness and such property is neither Collateral nor a Borrowing Base Property nor a First Mortgage Investment.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Maximum Total Leverage Ratio. Permit the Total Leverage Ratio to exceed 60% as of the last day of each fiscal quarter; provided that such ratio shall be permitted to increase to sixty five percent (65%) for the fiscal quarter in which a Material Acquisition occurs and for the two consecutive full fiscal quarters immediately thereafter; provided further that in no event shall the Total Leverage Ratio as of the last day of any fiscal quarter exceed (i) sixty five percent (65%) or (ii) exceed sixty percent (60%) as of the last day of more than three consecutive fiscal quarters in any consecutive four fiscal quarter period.

(b) Minimum Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio to be less than (i) 1.50 to 1.00 as of the last day of each fiscal quarter.

(c) Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) $304,869,000, plus (ii) an amount equal to 75% of the net cash proceeds received by any Consolidated Group Member from issuances and sales of Equity Interests of the Parent to any Person other than another Consolidated Group Member since March 31, 2024.

(d) Maximum Secured Recourse Indebtedness. Permit Total Secured Indebtedness that is Recourse Indebtedness to exceed 10% of Total Asset Value as of the last day of each fiscal quarter.

(e) Maximum Secured Leverage Ratio. Permit Total Secured Indebtedness to exceed 40% of Total Asset Value as of the last day of each fiscal quarter that occurs after the Collateral Release Date.

Notwithstanding the foregoing, in the event that there shall occur any Default arising as a result of the inclusion of any Property as a Borrowing Base Property or any Loan Asset as a First Mortgage Investment, and if such Default is capable of being cured solely by the exclusion of such Property as a Borrowing Base Property or such Loan Asset as a First Mortgage Investment, then within ten (10) Business Days from the earlier of (i) the date upon which the Borrower receives written notice of such Default from the Administrative Agent and (ii) the date upon which a responsible officer of the Parent or the Borrower obtains knowledge of such Default, the Borrower may elect to cure such Default by electing to remove the designation of such Property as a Borrowing Base Property or such Loan Asset as a First Mortgage Investment, as applicable, upon the delivery to Administrative Agent of (x) a written notice to the Administrative Agent thereof, (y) a Compliance Certificate setting forth reasonably detailed calculations excluding such Property as a Borrowing Base Property or such Loan Asset as a First Mortgage Investment, as applicable, and evidencing compliance with all of the Financial Covenants, the Minimum Borrowing Base Property Requirement and the Minimum Aggregate Leasing Requirement for the periods such Property or Loan Asset was included as a Borrowing Base Property or a First Mortgage Investment, as applicable, and (z) a Borrowing Base Certificate setting forth reasonably detailed calculations of the Borrowing Base Value and the Borrowing Base Amount and evidencing that Availability equaled or exceeded zero ($0) for the periods such Property or Loan Asset was included as a Borrowing Base Property or a First Mortgage Investment, as applicable. The Borrower’s notice of its election and delivery of the Compliance Certificate pursuant to clause (y) and Borrowing Base Certificate pursuant to clause (z) above pursuant to the preceding sentence shall be delivered to the Administrative Agent within the period of ten (10) Business Days provided above, and if not so delivered the Borrower’s cure period shall immediately terminate and any such Default shall become an Event of Default. Any cure effected pursuant to the foregoing is referred to herein as a “Permitted Cure”.

7.12 Amendments of Organization Documents. Amend, amend and restate, modify, supplement or otherwise change, cancel, terminate or waive in any respect the terms of any of its Organization Documents without, in each case, the express prior written consent or approval of the Administrative Agent, if such changes (i) would materially impair the rights or interests of the Administrative Agent or any Lender in any Collateral or (ii) would adversely affect in any material respect any other rights or interests of the Administrative Agent, the L/C Issuers or any of the Lenders hereunder or under any of the other Loan Documents; provided that if such prior consent or approval is not required, such Loan Party shall nonetheless notify the Administrative Agent in writing promptly after any such amendment, amendment and restatement, modification, or supplement to the charter documents of such Loan Party.

7.13 Accounting Changes; Fiscal Year. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.

7.14 Compliance with Environmental Laws. Do, or permit any other Person to do, any of the following: (a) use any of the Properties or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for quantities of Hazardous Materials used in the ordinary course of business and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Properties any underground tank or other underground storage receptacle for Hazardous Materials except in full compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Properties except in full compliance with Environmental Laws, (d) conduct any activity at any Property or use any Property in any manner that could reasonably be contemplated to cause a release of Hazardous Materials on, upon or into the Property or any surrounding properties or any threatened release of Hazardous Materials which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Environmental Laws), except, with respect to any Property other than an Eligible Property where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.

7.15 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business in any Designated Jurisdiction or with any Person that, at the time of such funding, is located, organized or residing in any Designated Jurisdiction or the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.

7.16 Anti-Corruption Laws; Anti-Money Laundering.

(a) Use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.

(b) Knowingly engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated in any Applicable Law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on